UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 22, 2008

MOTHERS WORK, INC.

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

456 North 5th Street Philadelphia, PA 19123
(Address of Principal Executive Offices)

(215) 873-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.                                          Results of Operations and Financial Condition

On January 24, 2008, Mothers Work, Inc. (“Mothers Work” or the “Company”) issued a press release and held a broadly accessible conference call to discuss its financial results for its first fiscal quarter ended December 31, 2007.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  Also attached hereto as Exhibit 99.2 and incorporated herein by reference is certain financial information discussed on the conference call that was not included in the press release.

The press release contained non-GAAP financial measures within the meaning of the Securities and Exchange Commission’s Regulation G, including:  (a) Adjusted EBITDA (operating income (loss) before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of long-lived assets; (iii) loss (gain) on disposal of assets; and (iv) stock-based employee compensation expense), together with the percentage of net sales represented by this measure, (b) Adjusted net income (loss) before loss on extinguishment of debt, (c) Adjusted net income (loss) before loss on extinguishment of debt and stock compensation expense, (d) Adjusted net income (loss) per share - diluted, before loss on extinguishment of debt, and (e) Adjusted net income (loss) per share - diluted, before loss on extinguishment of debt and stock compensation expense.

Mothers Work believes that each of these non-GAAP financial measures provides useful information about the Company’s results of operations to both investors and management.  Each non-GAAP financial measure is provided because management believes it is an important measure of financial performance used in the retail industry to measure operating results, to determine the value of companies within the industry and to define standards for borrowing from institutional lenders.  Mothers Work uses each of these non-GAAP financial measures as a measure of the performance of the Company.   Mothers Work provides these measures to investors to assist them in performing their analysis of its historical operating results.  Each of these non-GAAP financial measures reflects a measure of the Company’s operating results before consideration of certain charges and consequently, none of these measures should be construed as an alternative to net income or operating income as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles. Mothers Work may calculate each of these non-GAAP financial measures differently than other companies.

With respect to the non-GAAP financial measures discussed in the press release, Mothers Work has provided, as an attachment to such press release, a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The disclosure in this Current Report, including in the Exhibits attached hereto, of any financial information shall not constitute an admission that such information is material.

Item 5.02.                                          Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment and Restatement of Mothers Work, Inc. 2005 Equity Incentive Plan

At the Annual Meeting of the Stockholders of the Company on January 22, 2008, the stockholders approved the amendment and restatement of the Mothers Work, Inc. 2005 Equity Incentive Plan (the “2005 Plan”).

The purpose of the plan restatement was to enhance the Board of Director’s ability to grant awards under the 2005 Plan that are exempt from the deduction limitation of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code limits the federal income tax deductions a publicly held company can claim for compensation in excess of $1,000,000 paid to certain executive officers (generally, the officers who are “named executive officers” in the summary compensation table in the company’s proxy statement).  “Qualified performance-based compensation” is not counted against the $1,000,000 deductibility limit.

A description of the 2005 Plan, as amended and restated, is contained in the Company’s Proxy Statement filed with the Securities and Exchange Commission on December 14, 2007 under the heading “Approval of Amendment and Restatement of the Mothers Work, Inc. 2005 Equity Incentive Plan (Proposal 2)” and is hereby incorporated by reference.  That description is qualified in its entirety by reference to the specific provisions in the full text of the 2005 Plan, which is filed as Exhibit 10.1 with this Current Report on Form 8-K.

Appointment of New Chief Merchandising Officer

Effective January 24, 2008, the Company appointed Lisa Hendrickson (the “Executive”) as the Company’s new Chief Merchandising Officer.  In connection with this appointment, the Company and the Executive executed an offer letter (the “Offer Letter”) and an Employment Agreement (the “Employment Agreement”).  The appointment and related matters were approved by the Company’s Board of Directors on January 22, 2008.  The Offer Letter and the Employment Agreement are each filed with this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively.  A press release issued by the Company announcing the appointment is filed with this Current Report on Form 8-K as Exhibit 99.3.

The Offer Letter provides that the Executive’s annual base salary will be $425,000.  The Executive’s target cash bonus opportunity for the fiscal year ending September 30, 2008 will be 50% of her base salary, with a minimum guaranteed bonus with respect to the fiscal year 2008 of $25,000.  The minimum guaranteed bonus only applies to the fiscal year 2008 and will not apply in future years.  The Executive’s fiscal year 2008 bonus opportunity is governed by the Company’s Management Incentive Program (the “MIP”).  Consistent with the other senior executives of the Company, the performance goals for the Executive’s fiscal year 2008 annual cash bonus under the MIP are specified levels of “Adjusted EBITDA,” which represents earnings before interest, taxes, depreciation and amortization, adjusted to exclude the impact of: (i) loss on impairment of tangible or intangible assets; (ii) gain or loss on disposal of assets; and (iii) stock-based compensation expense.  The Executive’s minimum annual cash bonus for the fiscal year 2008 will be $25,000, the target annual cash bonus for the fiscal year 2008 will be $212,500, and the maximum annual cash bonus will be $425,000.  Because payouts under the MIP depend on future corporate performance, the actual amounts the Company will pay under the MIP for fiscal year 2008 are not yet determinable.

The Employment Agreement contains certain non-hire and non-solicitation provisions which operate during employment and for twenty-four (24) months after termination of employment by the Employee or by the Company, with or without cause.   The Employment Agreement also contains certain non-competition covenants pursuant to which the Executive is not permitted to hold an ownership position in, or provide services to, competitors of the Company during employment and for twenty-four (24) months after termination of employment by the Employee or by the Company, with or without cause.

In connection with her appointment, the Executive received a grant of 5,000 shares of restricted stock (the “Restricted Stock Award”).  The Restricted Stock Award was granted under the Company’s 2005 Equity Incentive Plan (as amended and restated) and is subject to 5-year time-based vesting beginning on the date of grant with the first portion vesting on the first anniversary of the date of grant.

In connection with the appointment the Executive, Rebecca C. Matthias, the Company’s President and Chief Creative Officer and a director of the Company, has relinquished the interim role of Acting Chief Merchandising Officer.

Item 9.01.              Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Mothers Work, Inc. 2005 Equity Incentive Plan.
10.2	Letter with Lisa Hendrickson dated January 18, 2008.
10.3	Employment Agreement with Lisa Hendrickson dated January 18, 2008.
99.1	Press release of Mothers Work, Inc. issued January 24, 2008.
99.2	Certain financial information discussed on the January 24, 2008 conference call.
99.3	Press release of Mothers Work, Inc. issued January 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: January 25, 2008	MOTHERS WORK, INC.

	By:	/s/ Edward M. Krell
Edward M. Krell
Chief Operating Officer & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Mothers Work, Inc. 2005 Equity Incentive Plan.
10.2	Letter with Lisa Hendrickson dated January 18, 2008.
10.3	Employment Agreement with Lisa Hendrickson dated January 18, 2008.
99.1	Press release of Mothers Work, Inc. issued January 24, 2008.
99.2	Certain financial information discussed on the January 24, 2008 conference call.
99.3	Press release of Mothers Work, Inc. issued January 24, 2008.